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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): MAY 1, 2008

   FLAHERTY & CRUMRINE/CLAYMORE PREFERRED SECURITIES INCOME FUND INCORPORATED
               (Exact name of registrant as specified in charter)

           MARYLAND                       333-103841      71-0922130
       (State or other jurisdiction      (Commission      (IRS Employer
           of  incorporation)            File Number)     Identification Number)

        301 E. COLORADO BOULEVARD, SUITE 720, PASADENA, CALIFORNIA     91101
           (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (626) 795-7300

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.      OTHER EVENTS.

REDEMPTION OF MAJORITY OF OUTSTANDING PREFERRED SHARES
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On May 1, 2008, Flaherty & Crumrine/Claymore Preferred Securities Income Fund
Incorporated issued a press release announcing that it has received secured committed financing that it intends to use to redeem approximately 70% of its outstanding auction market preferred stock at a redemption price equal to the liquidation preference of $25,000 per share, plus the amount of accumulated but unpaid dividends, for consideration of approximately $377 million. The AMPS are designated, respectively, as Series M7 (CUSIP #338478209), Series T7 (CUSIP #338478308) Series W7 (CUSIP #338478407), Series TH7, (CUSIP #338478506), Series
F7 (CUSIP #338478605), Series T28 (CUSIP #338478704) and Series W28 (CUSIP #338478803). A copy of the press release is filed as an exhibit to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(C) EXHIBITS.

EXHIBIT
NUMBER                DESCRIPTION
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99                    Press  release  issued by  Flaherty  &  Crumrine/Claymore
                      Preferred  Securities  Income  Fund Incorporated on
                      May 1, 2008.


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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Date:  May 5, 2008

                                    FLAHERTY & CRUMRINE/CLAYMORE PREFERRED
                                    SECURITIES INCOME FUND INCORPORATED

                                    By:  /S/ DONALD F. CRUMRINE
                                        ------------------------
                                        Donald F. Crumrine
                                        Chief Executive Officer